Product Prospectus Supplement to the Prospectus dated January 5, 2007 and the Prospectus Supplement dated February 28, 2007

    [RBC LOGO]      Royal Bank of Canada
                    Senior Global Medium-Term Notes, Series C
                    Reverse Convertible Notes Linked to a Bundle of Common
                    Stocks and/or Exchange Traded Funds

                                 GENERAL TERMS

         Royal Bank of Canada may offer and sell reverse convertible notes linked to a bundle of common stocks and/or exchange traded funds ("ETFs") (referred to herein as reverse convertible notes) from time to time of any maturity. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and this product prospectus supplement describe terms that will apply generally to the reverse convertible notes, including any notes you purchase. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

         The reverse convertible notes are non-principal protected notes linked to the performance of a bundle of underlying securities (equity securities and/or ETFs), which we refer to as the Bundled Stocks, issued by a third party. The payment at maturity will be based on the performance of the Bundled Stocks during the term of the notes. Thus, for each note, you will receive at maturity:
(i) any accrued and unpaid interest, and (ii) either (A) the principal amount of the notes or, under the circumstances described below, (B) a predetermined number of shares of one or more of the Bundled Stocks or, at our election, the cash value thereof based on the final prices of those Bundled Stocks or, (C) a combination of cash and shares of Bundled Stocks. The value of shares of Bundled Stock that may be delivered to you as the Physical Delivery Amount, or of the Cash Settlement Amount in lieu thereof together with any additional cash (excluding accrued but unpaid interest), will most likely be less than the principal amount of your notes and may be zero.

Issuer:                    Royal Bank of Canada ("Royal Bank").

Bundled Stocks:            As specified in the relevant pricing supplement
                           (equity securities and/or ETFs).

Interest rate (coupon):    As specified in the relevant pricing supplement.

Minimum Investment         As specified in the relevant pricing supplement.

Monitoring Method:         As specified in the relevant pricing supplement.

Monitoring Period:         As specified in the relevant pricing supplement.

Payment at Maturity:       Payment at maturity will be based on the performance
                           of the Bundled Stocks specified in the relevant pricing supplement. Assuming a note with a principal amount of $10,000 and bundle of 10 stocks, for each $1,000 principal amount of the notes (which correlates in this example to one Bundled Stock), you will receive $1,000 plus any accrued and unpaid interest at maturity, unless a Conversion Event has occurred with respect to that Bundled Stock.

                           If a Conversion Event occurs in respect of one or more Bundled Stocks, at maturity you will receive, in lieu of cash payment of the appropriate portion of your principal amount, in respect of the affected Bundled Stock(s) (but only the affected Bundled Stock(s)), a Physical Delivery Amount, as calculated below, or, at our election, the Cash Delivery Amount, as calculated below. (If we deliver shares of a Bundled Stock, fractional shares will be paid in cash.)

                           Instead of receiving shares of the Bundled Stock equal to the Physical Delivery Amount, you may instead, at our option, receive the Cash Delivery Amount, in lieu of cash payment of the appropriate portion of your principal amount, for any Bundled Stock(s) for which a Conversion Event has occurred. Thus, because the notes are linked to the performance of multiple Bundled Stocks in an equally-weighted bundle, your total payment at maturity may consist of Cash Delivery Amounts or Physical Delivery Amounts (or any combination thereof) in respect of Bundled Stocks for which such events have occurred and the principal amount for the Bundled Stocks that have not experienced such events.

                           For example, if the pricing supplement for a note specifies that a note with a principal amount of $10,000 is linked to ten Bundled Stocks, and a Conversion Event occurs with respect to five of those ten Bundled Stocks, then, at maturity, your payment with respect to that note, in addition to accrued but unpaid interest, will consist of $5,000 in cash (return of your principal amount) with respect to the five Bundled Stocks for which Conversion Events did not occur and Physical Delivery Amounts (or, at our election, Cash Delivery Amounts or combinations thereof) with respect to the five Bundled Stocks for which Conversion Events did occur.

                           You will also receive at maturity any accrued and unpaid interest.

                           The market value of the Physical Delivery Amounts or the cash value thereof will most likely be less than the principal amount of the notes and may be zero.

                           The relevant pricing supplement will specify the Monitoring Method applicable to the notes and will specify Intra-Day, Close of Trading Day or another method for monitoring the Bundled Stocks. For example, the relevant pricing supplement may specify weekly monitoring of Bundled Stocks for purposes of determining whether a Bundled Stock has declined to a level below its Barrier Price.

Physical Delivery Amount:  Unless otherwise specified in the relevant pricing supplement, with respect to any Bundled Stock, if the payment at maturity is in physical shares of such Bundled Stock, you will receive a number of shares of such Bundled Stock equal to the principal amount of your notes divided by the Initial Stock Price of such Bundled Stock and multiplied by the weighting of such Bundled Stock.

Cash Delivery Amount:      Unless otherwise specified in the relevant pricing
                           supplement, for any Bundled Stock, the Cash Delivery
                           Amount is an amount in cash equal to the product of the Physical Delivery Amount for that Bundled Stock, as calculated above, multiplied by the Final Share
                           Price for that Bundled Stock.

Knock-In Event:            A Knock-In Event will have occurred with respect to a
                           Bundled Stock if:

                           (a) for notes subject to Intra-Day Monitoring, at any time during the Monitoring Period, the price of that Bundled Stock is less than the Barrier Price for that Bundled Stock, or

                           (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price for that Bundled Stock is less than the Barrier Price for that Bundled Stock.

Conversion Event:          A Conversion Event will have occurred with respect to
                           a Bundled Stock if:

                           (i) a Knock-In Event has occurred with respect to that Bundled Stock, and

                           (ii) the Final Share Price is less than the Initial Share Price for that Bundled Stock.

Initial Share Price:       As specified in the relevant pricing supplement for
                           each of the Bundled Stocks.

Final Share Price:         The closing price of one share of each Bundled Stock
                           on the valuation date or the arithmetic average of the closing prices of each Bundled Stock on each of the valuation dates, or any other dates specified in the relevant pricing supplement, subject to anti-dilution adjustment.

Barrier Price:             As specified in the relevant pricing supplement for
                           each Bundled Stock. For example, the relevant pricing supplement may specify that the Barrier Price is equal to 80% of the Initial Share Price for each of the Bundled Stocks.

Valuation date(s):         The Final Share Price for each Bundled Stock will be
                           determined either on a single date, which we refer to as the observation date, or over several dates, each of which we refer to as an averaging date, as specified in the relevant pricing supplement. We refer to such dates generally as valuation dates in this product prospectus supplement. Unless otherwise specified in the relevant pricing supplement, the valuation date will be the third trading day prior to the maturity date, subject to extension for up to ten business days for market disruption events.

Maturity date:             As specified in the relevant pricing supplement.

Interest payment dates:    As specified in the relevant pricing supplement.

Record dates:              Unless otherwise specified in the relevant pricing
                           supplement, five business days before each interest payment date.

Clearance and Settlement:  DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Listing: The Notes will not be listed on any securities exchange or quotation system.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 to read about investment risks relating to the reverse convertible notes. Unless otherwise specified in the applicable pricing supplement, the principal of the reverse convertible notes is not protected and you could lose your entire investment.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this product prospectus supplement in the initial sale of a reverse convertible note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this product prospectus supplement in a market-making transaction in a reverse convertible note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         RBC Capital Markets Corporation

              Product Prospectus Supplement dated February 1, 2008.

--------------------------------------------------------------------------------
In this product prospectus supplement, when we refer to the "notes", including your notes, we mean the reverse convertible notes unless the context requires otherwise. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 5, 2007, as supplemented by the accompanying prospectus supplement, dated February 28, 2007, of Royal Bank of Canada. References to the "relevant pricing supplement" mean the pricing supplement that describes the specific terms of your notes.
--------------------------------------------------------------------------------

                         The Notes Are Part of a Series

         The reverse convertible notes, including your notes, are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C", that we may issue under our senior indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as amended from time to time (the "indenture"). The reverse convertible notes, including your notes, are "indexed notes", as defined in the accompanying prospectus supplement. This product prospectus supplement summarizes financial and other terms that apply generally to the reverse convertible notes, including your notes. We describe terms that apply generally to all Series C medium-term notes in "Description of the Notes We May Offer" in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

             Specific Terms Will Be Described in Pricing Supplements

         The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus or prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement are controlling.


                                                 TABLE OF CONTENTS
Product Prospectus Supplement

Additional Risk Factors Specific to Your Notes.................................................................PS-1
General Terms of the Reverse Convertible Notes.................................................................PS-7
Hypothetical Returns on Your Notes............................................................................PS-18
Use of Proceeds And Hedging...................................................................................PS-19
Bundled Stock Issuer..........................................................................................PS-20
Supplemental Discussion of Canadian Tax Consequences..........................................................PS-22
Supplemental Discussion Of Federal Income Tax Consequences....................................................PS-23
Employee Retirement Income Security Act.......................................................................PS-29
Supplemental Plan of Distribution.............................................................................PS-30

Prospectus Supplement dated February 28, 2007

About This Prospectus Supplement................................................................................S-1
Risk Factors....................................................................................................S-1
Use of Proceeds.................................................................................................S-4
Description of the Notes We May Offer...........................................................................S-5
Certain Income Tax Consequences................................................................................S-24
Supplemental Plan of Distribution..............................................................................S-25
Documents Filed As Part of the Registration Statement..........................................................S-30


Prospectus dated January 5, 2007

Documents Incorporated by Bundled.................................................................................2
Where You Can Find More Information...............................................................................3
Further Information...............................................................................................3
About This Prospectus.............................................................................................4
Presentation of Financial Information.............................................................................5
Caution Regarding Forward-Looking Information.....................................................................5
Royal Bank of Canada..............................................................................................6
Risk Factors......................................................................................................6
Use of Proceeds...................................................................................................6
Consolidated Ratios of Earnings to Fixed Charges..................................................................7
Consolidated Capitalization and Indebtedness......................................................................8
Description of Debt Securities....................................................................................9
Tax Consequences.................................................................................................26
Plan of Distribution.............................................................................................38
Benefit Plan Investor Considerations.............................................................................40
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others..............................41
Validity of Securities...........................................................................................41
Experts..........................................................................................................41
Supplemental Financial Statement Schedule........................................................................42
Other Expenses of Issuance and Distribution......................................................................45

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

--------------------------------------------------------------------------------
An investment in your notes is subject to the risks described below, as well as the risks described under "Risk Factors" in the accompanying prospectus, dated January 5, 2007, and the accompanying prospectus supplement, dated February 28, 2007. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in the Bundled Stocks to which your notes are indexed. You should carefully consider whether the reverse convertible notes are suited to your particular circumstances. This product prospectus supplement should be read together with the accompanying prospectus, dated January 5, 2007, the accompanying prospectus supplement, dated February 28, 2007, and any relevant pricing supplement. The information in the accompanying prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and any relevant pricing supplement. This section describes the most significant risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the accompanying prospectus and prospectus supplement, before investing in the notes.
--------------------------------------------------------------------------------

Your Investment in the Notes May Result in a Loss.

         The notes do not guarantee any return of principal unless otherwise specified in the relevant pricing supplement. Your return of principal is protected so long as the Final Share Price is not below the Initial Share Price and the closing price of each Bundled Stock on any day (in the case of Close of Trading Day monitoring) or trading price of each Bundled Stock on any day (in the case of Intra-Day monitoring) does not decline to a price below the Barrier Price during the Monitoring Period. Assuming that the Final Share Price for any Bundled Stock is less than the Initial Share Price for that stock and during the Monitoring Period, either the closing price or trading price, as applicable, of that Bundled Stock has declined below its Barrier Price, you will receive at maturity a number of shares of that Bundled Stock equal to the Physical Delivery Amount (or at our election, the cash value thereof). The market value of the shares of that Bundled Stock delivered to you as the Physical Delivery Amount or the Cash Delivery Amount, combined with any cash payments in respect of principal for the non-affected Bundled Stocks, will most likely be less than the principal amount of your notes and may be zero. Accordingly, you may lose some or all of the principal amount of your notes.

Because you will not benefit from any appreciation in any Bundled Stock above its Initial Share Price, you should not expect to receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.

         At maturity, you will receive no more than the principal amount of your notes plus the final interest payment, and the total payment you receive over the term of the notes will not exceed the principal amount of your notes plus the interest payments paid during the term of the notes. Accordingly, for each $10,000 principal amount note, you will not receive a payment at maturity with a value that exceeds $10,000 plus the final interest payment, or a total payment over the term of the notes of more than the principal amount plus the interest payment as specified in the relevant pricing supplement. Even if some or all of the Final Share Prices exceed the Initial Share Prices, you will receive only the principal amount of the notes, despite the appreciation in the value of one or more of the Bundled Stocks.

Your Yield May Be Lower Than the Yield on a Standard Debt Security of Comparable Maturity.

         The yield that you will receive on your notes, which could be negative if a Knock-In Event for one or more Bundled Stocks occurs during the term of the notes and the Final Share Price for any such Bundled Stock is less than its Initial Share Price, may be less than the return you could earn on other investments. The total payment you receive over the term of the notes will not exceed the principal amount of your note(s). Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Royal Bank with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

There May Not Be an Active Trading Market for the Notes--Sales in the Secondary Market May Result in Significant Losses.

         There may be little or no secondary market for the notes. The notes will not be listed or displayed on any securities exchange, the NASDAQ Global Market System or any electronic communications network. RBC Capital Markets Corporation and other affiliates of Royal Bank currently intend to make a market for the notes, although they are not required to do so. RBC Capital Markets Corporation or any other affiliate of Royal Bank may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

         If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

         The reverse convertible notes have not been designated for trading in the PORTAL system for the National Association of Securities Dealers, Inc.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

         The following factors, which are beyond our control, may influence the market value of your notes:

         o whether any of the Bundled Stocks close (in the case of Close of Trading Day monitoring) or trade (in the case of Intra-Day monitoring) at a price below their Barrier Price during the Monitoring Period;

         o the volatility (i.e., the frequency and magnitude of changes) of the market price of the Bundled Stocks;

         o the dividend rate on any of the Bundled Stocks (while not paid to holders of the notes, dividend payments on a Bundled Stock may influence the market price of that Bundled Stock and the market value of options on that Bundled Stock and may therefore affect the market value of the notes);

         o economic, financial, regulatory, political, military, judicial and other events that affect stock markets generally and the market segment of which the Bundled Stocks are a part, and which may affect the market price of the Bundled Stocks;

         o for notes linked to Bundled Stocks that are ETFs, the dividend yields of the equity securities held by the ETFs;

         o    interest and yield rates in the market; and

         o    the time remaining to maturity.

         These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes. You cannot predict the future performance of any Bundled Stock based on its historical performance.

If the Market Price of the Bundled Stocks Changes, the Market Value of Your Notes May Not Change in the Same Manner.

         Your notes may trade quite differently from the Bundled Stocks. Changes in the market price of any of the Bundled Stocks may not result in comparable changes in the market value of your notes. If the closing price of any of the Bundled Stocks on any trading day increases above its Initial Share Price, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Bundled Stocks to increase while the value of the notes declines.

The correlation between the performance of an ETF and its underlying index may be imperfect.

         The ETFs that may comprise the Bundled Stocks of your notes attempt to track the performance of the equity security indices that underlie those ETFs. Owning shares in an ETF is thus not the same as owning the underlying index, and there may be a discrepancy between the performance of the underlying index and the performance of the ETF linked to that index. Moreover, because the shares of ETFs are traded on stock exchanges and are subject to market supply and investor demand, the market value of one share of an ETF may differ from the net asset value per share of the ETF. Because of these potential discrepancies, the ETF return may not correlate perfectly with the return on the index to which the ETF is linked over the same period.

The Market Value of Your Notes Will Likely Decline at an Accelerated Rate as the Market Price of the Bundled Stocks Approaches and Drops Below their Barrier Prices.

         When the closing price of any of the Bundled Stocks on any trading day declines from its Initial Share Price to a price near its Barrier Price for the first time, the market value of the notes will likely decline, on a weighted basis, at a greater rate than the market value of that Bundled Stock. If a Bundled Stock trades (in the case of Intra-Day monitoring) or closes (in the case of Close of Trading Day monitoring) at prices that are near or below its Barrier Price, we expect the market value of the notes to decline to reflect, among a number of factors, our right to potentially deliver to you at maturity a number of shares of that Bundled Stock equal to the Physical Delivery Amount or cash equal to the Cash Delivery Amount with a value, when combined with any cash delivered in respect of principal amounts for the non-affected Bundled Stocks, of less than 100% of the principal amount of your notes.

We Will Not Hold Shares of the Bundled Stocks for Your Benefit.

         The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of any of the Bundled Stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of any of the Bundled Stocks for your benefit in order to enable you to exchange your notes for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any Bundled Stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Will Not Have Any Shareholder Rights and Will Have No Right to Receive Stock at Maturity.

         Investing in your notes will not make you a holder of any of the Bundled Stocks. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the Bundled Stocks. In addition, we may, at our sole option, exchange your notes at maturity for a number of shares of any of the Bundled Stocks equal to the Physical Delivery Amount. However, you will have no right to receive any shares of the Bundled Stocks in exchange for your notes at maturity, unless we, at our sole option, deliver shares.

Changes that Affect the Bundled Stocks will Affect the Market Value of the Notes and the Amount you will Receive at Maturity.

         Changes affecting the Bundled Stocks or the issuers of the Bundled Stocks, such as stock dividends, reorganizations or mergers, are reflected in the price of the Bundled Stocks and therefore could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity. For notes linked to Bundled Stocks that are ETFs, the policies concerning the calculation of the ETFs, additions, deletions or substitutions of the securities comprising the ETFs and the manner in which changes affecting such securities or the issuers of such securities, such as stock dividends, reorganizations or mergers, are reflected in the ETFs, could affect the ETFs and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if these policies are changed, for example by changing the manner in which the ETFs are calculated, or if calculation or publication of the ETFs is suspended or discontinued, in which case it may become difficult to determine the market value of the notes.

         If events such as these occur, the calculation agent--which initially will be The Bank of New York--may adjust the Initial Share Price. See "General Terms of the Reverse Convertible Notes--Anti-Dilution Adjustments" beginning on page PS-10. If the Final Share Price is not available because of a market disruption event or for any other reason, the calculation agent will determine the Final Share Price or fair market value of the notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

Correlation Among the Bundled Stocks May Affect the Value of Your Notes.

         The Bundled Stocks may not represent a diversified portfolio of securities. To the extent that the Bundled Stocks all move in the same direction (i.e., are highly correlated), you will lose some or all of the benefits that would ordinarily attend a diversified portfolio of securities.

Trading and Other Transactions by Royal Bank or its Affiliates in the Bundled Stock, or in Options or Other Derivative Products Linked to the Bundled Stock May Adversely Affect the Market Value of the Notes.

         As described below under "Use of Proceeds and Hedging" on page PS-19, we or one or more affiliates may hedge our obligations under the notes by purchasing or selling the Bundled Stocks and derivative instruments linked to the Bundled Stocks and we may adjust these hedges by, among other things, purchasing or selling Bundled Stocks or derivative instruments linked to any of the Bundled Stocks at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Bundled Stocks and, therefore, the market value of the notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

         We or one or more of our affiliates may also engage in trading in any of the Bundled Stocks and enter into derivative transactions relating to any of the Bundled Stocks on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the Bundled Stocks and, therefore, the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Bundled Stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

We Have No Affiliation With the Issuers of the Bundled Stocks and Will Not Be Responsible for Any Disclosures by the Bundled Stock Issuers.

         The issuers of the Bundled Stocks are not affiliates of ours and are not involved in any of our offerings of notes pursuant to this product prospectus supplement in any way. Consequently, we have no control of the actions of the issuers of the Bundled Stocks, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity or, for notes linked to Bundled Stocks that are ETFs, any changes in the policies concerning, among other things, the calculation of the ETFs. The issuers of the Bundled Stocks have no obligation of any sort with respect to your notes. Thus, the Bundled Stock issuers have no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuers of the Bundled Stocks.

         In addition, as we are not affiliated with the issuers of the Bundled Stocks, we do not assume any responsibility for the adequacy of the information about the Bundled Stocks or their issuers contained in this product prospectus supplement, any pricing supplement or in any of the Bundled Stock issuers' publicly available filings. We are not responsible for such issuers' public disclosures of information on themselves or the Bundled Stocks, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into each Bundled Stock and its issuer.

The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest.

         As noted above, we and our affiliates expect to engage in trading activities related to the Bundled Stocks that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the prices of the Bundled Stocks, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may, at present or in the future, engage in business with the issuers of the Bundled Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates' obligations and the interests of holders of the notes as beneficial owners of the notes. Moreover, we and our affiliates have published, and in the future expect to publish, research reports with respect to the issuers of the Bundled Stocks or, for notes linked to Bundled Stocks that are ETFs, research reports on the equity securities included in the indices to which the ETFs are linked. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the market prices of the Bundled Stocks and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Calculation of the Final Share Price on the Maturity Date if a Market Disruption Event Occurs on the Valuation Date.

         The determination of the Final Share Price for any Bundled Stock may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date with respect to that Bundled Stock. If such a postponement occurs, the calculation agent will use the closing price of that Bundled Stock on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the valuation date be postponed by more than ten business days. As a result, the maturity date for the notes could also be postponed, although not by more than ten business days.

         If the determination of the Final Share Price for any Bundled Stock is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Final Share Price for that Bundled Stock will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Share Price for that Bundled Stock that would have prevailed in the absence of the market disruption event. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the market prices of the other Bundled Stocks resulting from the postponement of the valuation date. See "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" beginning on page PS-9.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

         The calculation agent will, among other things, decide the amount of your payment at maturity on the notes. We may change the calculation agent after the original issue date without notice to you. For a fuller description of the calculation agent's role, see "General Terms of the Reverse Convertible Notes--Role of Calculation Agent". The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting any of the Bundled Stocks has occurred. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Historical Performance of the Bundled Stocks Should Not Be Taken as an Indication of the Future Performance of the Bundled Stocks During the Term of the Notes.

         The market prices of the Bundled Stocks will principally determine the value of the notes at maturity. The historical performance of the Bundled Stocks does not necessarily give an indication of the future performance of the Bundled Stocks. As a result, it is impossible to predict whether the market prices of the Bundled Stocks will rise or fall during the term of the notes. The market prices of the Bundled Stocks will be influenced by complex and interrelated political, economic, financial and other factors.

You Will Have Limited Anti-dilution Protection.

         For notes linked to Bundled Stocks that are equity securities, the Bank of New York, as calculation agent for your notes, will adjust the Initial Share Prices of the relevant Bundled Stocks for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the Bundled Stocks issuers' capital structure, but only in the situations we describe in "General Terms of the Reverse Convertible Notes -- Anti-dilution Adjustments". The calculation agent will not be required to make an adjustment for every corporate event that may affect the Bundled Stocks. For example, the calculation agent will not adjust the Initial Share Price of any Bundled Stock for events such as an offering of that Bundled Stock for cash by the Bundled Stock issuer, a tender or exchange offer for that Bundled Stock at a premium to its then-current market price by the Bundled Stock issuer or a tender or exchange offer for less than all outstanding shares of that Bundled Stock by a third party. Those events or other actions by the Bundled Stock issuers or a third party may nevertheless adversely affect the market prices of the Bundled Stocks and, therefore, adversely affect the value of your notes.

Significant Aspects of the Tax Treatment of the Notes Are Uncertain.

         The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement. Please read carefully the sections entitled "Supplemental Discussion of Federal Income Tax Consequences" in this product prospectus supplement, the section "Tax Consequences" in the accompanying prospectus and the section entitled "Certain Income Tax Consequences" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

         The notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

         This product prospectus supplement contains a general description of certain U.S. and Canadian tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

         Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the reverse convertible notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the reverse convertible notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the reverse convertible notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

                 GENERAL TERMS OF THE REVERSE CONVERTIBLE NOTES

--------------------------------------------------------------------------------
Please note that in this section entitled "General Terms of the Reverse Convertible Notes", references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company ("DTC") or another depositary. Owners of beneficial interests in the notes should read the section entitled "Description of the Notes We May Offer--Legal Ownership" in the accompanying prospectus supplement and "Description of Debt Securities--Ownership and Book-Entry Issuance" in the accompanying prospectus.
--------------------------------------------------------------------------------

         In addition to the terms described on the front and inside cover of this product prospectus supplement, the following general terms will apply to the reverse convertible notes, including your notes:

Specified Currency

         Unless otherwise specified in the relevant pricing supplement and unless we deliver shares of any of the Bundled Stocks at maturity, all payments of principal and interest will be made in U.S. dollars ("$").

Form and Denomination

         The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of (or minimum investment in) each note will be $10,000 and integral multiples in excess thereof.

No Listing

         Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

         Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

         o the default amount will be payable on any acceleration of the maturity of your notes as described under "-- Special Calculation Provisions" below;

         o anti-dilution provisions will apply to your notes as described under "-- Anti-dilution Adjustments" below;

         o a business day for your notes will have the meaning described under "-- Special Calculation Provisions" below; and

         o a trading day for your notes will have the meaning described under "-- Special Calculation Provisions" below.

         Please note that the information about the settlement or pricing date, issue price discounts or commissions and net proceeds to Royal Bank in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Bundled Stocks and Bundled Stock Issuers

         In this product prospectus supplement, when we refer to a Bundled Stock, we mean the classes of securities or the shares of the ETFs of the Bundled Stock issuers specified in the relevant pricing supplement, and when we refer to a Bundled Stock issuer, we mean that issuer, except as described under "-- Anti-dilution Adjustments -- Reorganization Events" and "--Anti-dilution Adjustments -- Distribution Property" below.

Payment at Maturity

         At maturity, assuming a note with a principal amount of $10,000 and bundle of 10 stocks, for each $1,000 principal amount of the notes (which correlates in this example to one Bundled Stock), you will receive $1,000 (for a total of $10,000) plus any accrued and unpaid interest at maturity, unless, as determined by the Calculation Agent, a Conversion Event has occurred with respect to one or more of the Bundled Stocks. A "Conversion Event" has occurred with respect to a Bundled Stock if the Final Share Price is less than the Initial Share Price for that Bundled Stock, and a Knock-In Event has occurred with respect to that Bundled Stock. A "Knock-In Event" is defined as:

         For Intra-Day Monitored Notes:

         o at any time during the Monitoring Period, the price of that Bundled Stock is less than the Barrier Price for that Bundled Stock, or

         For Close of Day Monitored Notes:

         o on any day during the Monitoring Period, the closing price for that Bundled Stock is less than the Barrier Price for that Bundled Stock.

         Or if your note is monitored by a different method, such method will be specified in the relevant pricing supplement, as well as the conditions of payment at maturity.

         If a Conversion Event occurs in respect of one or more Bundled Stocks, at maturity you will receive, in lieu of cash payment of the appropriate portion of your principal amount, in respect of the affected Bundled Stock(s) (but only the affected Bundled Stock(s)), a Physical Delivery Amount, as calculated below. (If we deliver shares of a Bundled Stock, fractional shares will be paid in cash.)

         Instead of receiving shares of the Bundled Stock equal to the Physical Delivery Amount, you may instead, at our option, receive the Cash Delivery Amount, in lieu of cash payment of the appropriate portion of your principal amount, for any Bundled Stock(s) for which the Conversion Event has occurred. Thus, because the notes are linked to the performance of multiple Bundled Stocks in an equally-weighted bundle, your total payment at maturity may consist of Cash Delivery Amounts or Physical Delivery Amounts (or any combination thereof) in respect of Bundled Stocks for which Conversion Events have occurred and the principal amount in respect of the Bundled Stocks that have not experienced Conversion Events.

         You will also receive any accrued and unpaid interest.

Calculating the Physical Delivery Amount

         In order to determine the number of shares of a Bundled Stock to be delivered for each $10,000 principal amount of notes we will divide $10,000 by the Initial Share Price of that Bundled Stock and multiply the quotient by the weighting of such Bundled Stock.

       Physical Delivery Amount = $10,000 x Weighting of the Bundled Stock
                                  ----------------------------------------
                                             Initial Share Price

         Any fractional shares will be paid in cash, in an amount equal to that fraction multiplied by the Final Share Price. If we choose to deliver shares of any Bundled Stock, we will notify the holder at least one business day before the valuation date; if we choose to deliver shares of any Bundled Stock, we will deliver such shares of that Bundled Stock except in the limited circumstances described under "-- Anti-dilution Adjustments" and "-- Consequences of Market Disruption Events" below.

         The cash or market price of the shares you receive in exchange for your notes at maturity, combined with any principal amounts received in respect of non-affected Bundled Stocks, likely will be less than 100% of the principal amount of your notes. We describe this risk under "Additional Risk Factors Specific to Your Notes -- Your Investment in the Notes May Result in a Loss" above.

Cash Delivery Amount

         At our election, instead of delivering to you shares of any of the Bundled Stocks equal to the Physical Delivery Amount, we may deliver to you the Cash Delivery Amount.

Calculating the Cash Delivery Amount

         In order to determine the Cash Delivery Amount for any Bundled Stock we will multiply the Final Share Price for that Bundled Stock by the Physical Delivery Amount for that Bundled Stock.

      Cash Delivery Amount = Final Share Price x Physical Delivery Amount

         The Final Share Price will be the closing price of one share of each Bundled Stock on the valuation date or the arithmetic average of the closing prices of that Bundled Stock on each of the valuation dates, or any other dates specified in the relevant pricing supplement, subject to anti-dilution adjustment. The Initial Share Price for each Bundled Stock, which will be specified in the relevant pricing supplement, may be adjusted, with respect to both the amount and type of consideration, as a result of dilution events, as we describe under "-- Anti-dilution Adjustments" below.

         In these circumstances, the Cash Delivery Amount(s) or the Physical Delivery Amount(s), as the case may be, together with any cash principal repaid in respect of non-affected Bundled Stocks and all accrued but unpaid interest, represents Royal Bank of Canada's entire obligation with respect to repayment of principal on your notes.

Maturity Date

         The maturity date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day. If the third trading day before the maturity date is not the valuation date described below, however, then the maturity date will be the third business day following the valuation date. The calculation agent may postpone the valuation date -- and therefore the maturity date -- if a market disruption event occurs or is continuing on a day that would otherwise be the valuation date. We describe market disruption events under "-- Special Calculation Provisions" below. No interest will accrue past the maturity date specified in the relevant pricing supplement.

Valuation Date

         Unless otherwise specified in the relevant pricing supplement, the valuation date will be the third trading day before the date specified as the maturity date in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that third prior trading day. If a market disruption event occurs, the valuation date will be the first following trading day on which the calculation agent determines that a market disruption event is not continuing. In no event, however, will the valuation date be postponed by more than ten (10) business days.

Consequences of Market Disruption Events

         If the calculation agent determines that, on the valuation date, a market disruption event has occurred or is continuing with respect to any of the Bundled Stocks, the valuation, and thus the determination of the Final Share

Price for the affected Bundled Stocks, may be postponed. If such a postponement occurs, the calculation agent will use the closing price of the affected Bundled Stocks on the first business day on which no market disruption event occurs or is continuing. However, in no event will the determination of the Final Share Price of the affected Bundled Stocks be postponed by more than ten business days.

         If the determination of the Final Share Price for a Bundled Stock is postponed to the last possible day, but a market disruption event for that Bundled Stock occurs or is continuing on that day, that day will be the date on which the Final Share Price for that Bundled Stock will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Share Price for that Bundled Stock that would have prevailed in the absence of the market disruption event.

         Any of the following will be a market disruption event:

         o a suspension, absence or material limitation of trading in a Bundled Stock for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

         o in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect.

         The following events will not be market disruption events:

         o a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

         o    a decision to permanently discontinue trading in a Bundled Stock.

Interest Payments

         Interest will accrue on the principal amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes, as modified by the pricing supplement. The interest payment dates will be those specified in the relevant pricing supplement. As long as your notes are in global form, the regular record date for each interest payment date will be the fifth preceding business day, unless otherwise specified in the relevant pricing supplement. If the maturity date does not occur on the date specified in the relevant pricing supplement, however, the interest payment date scheduled for that date will instead occur on the maturity date.

Anti-dilution Adjustments

         The Initial Share Price for each Bundled Stock will be specified in the relevant pricing supplement. For notes linked to Bundled Stocks that are equity securities, the calculation agent will adjust the Initial Share Price for each Bundled Stock if any of the dilution events described below occurs with respect to that Bundled Stock.

         The calculation agent will adjust the Initial Share Price for each Bundled Stock as described below, but only if an event below under this "--Anti-dilution Adjustments" section occurs with respect to that Bundled Stock and only if the relevant event occurs during the period described under the applicable subsection. The Initial Share Price for each Bundled Stock will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect that Bundled Stock.

         If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Share Price of any Bundled Stock, the calculation agent will adjust the Initial Share Price of that Bundled Stock for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the Initial Share Price for a Bundled Stock for the first event, the calculation agent will adjust the Initial Share Price for that same Bundled Stock for the second event, applying the required adjustment to the Initial Share Price as already adjusted for the first event, and so on for each event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

         A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

         If a Bundled Stock is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the Initial Share Price for that Bundled Stock by dividing the prior Initial Share Price --that is, the Initial Share Price before the stock split or stock dividend--by the number equal to: (1) the number of shares of the Bundled Stock outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the Bundled Stock outstanding immediately before the stock split or stock dividend becomes effective. The Initial Share Price for a Bundled Stock will not be adjusted, however, unless:

         o in the case of a stock split, the first day on which that Bundled Stock trades without the right to receive the stock split occurs after the pricing date and on or before the valuation date on which that Bundled Stock's individual stock return is calculated; or

         o in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the valuation date on which that Bundled Stock's individual stock return is calculated.

         The ex-dividend date for any dividend or other distribution with respect to a Bundled Stock is the first day on which that Bundled Stock trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

         A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

         If a Bundled Stock is subject to a reverse stock split, then the calculation agent will adjust the Initial Share Price of that Bundled Stock by multiplying the prior Initial Share Price by a number equal to: (1) the number of shares of that Bundled Stock outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of that Bundled Stock outstanding immediately after the reverse stock split becomes effective. The Initial Share Price of a Bundled Stock will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the valuation date on which that Bundled Stock's return is calculated.

Extraordinary Dividends

         Any distribution or dividend on a Bundled Stock determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the issuer's historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

         If any extraordinary dividend occurs with respect to a Bundled Stock, the calculation agent will adjust the Initial Share Price of that Bundled Stock to equal the product of: (1) the prior Initial Share Price, multiplied by (2) a fraction, the numerator of which is the amount by which the closing price of that Bundled Stock on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of that Bundled Stock on the business day before the ex-dividend date. The Initial Share Price of a Bundled Stock will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the valuation date on which that Bundled Stock's return is calculated.

         The extraordinary dividend amount with respect to an extraordinary dividend for a Bundled Stock equals:

         o for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of that Bundled Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for that Bundled Stock; or

         o for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

         To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a Bundled Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Initial Share Price of that Bundled Stock only as described under "--Stock Splits and Stock Dividends" above, "--Transferable Rights and Warrants" below or "--Reorganization Events" below, as the case may be, and not as described here.

Transferable Rights and Warrants

         If the issuer of a Bundled Stock issues transferable rights or warrants to all holders of that Bundled Stock to subscribe for or purchase that Bundled Stock at an exercise price per share that is less than the closing price of that Bundled Stock on the business day before the ex-dividend date for the issuance, then the applicable Initial Share Price for that Bundled Stock will be adjusted by multiplying the prior Initial Share Price by the following fraction:

         o the numerator will be the number of shares of that Bundled Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of that Bundled Stock that the aggregate offering price of the total number of shares of that Bundled Stock so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing price on the business day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the business day before that ex-dividend date.

         o the denominator will be the number of shares of that Bundled Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of that Bundled Stock offered for subscription or purchase under those transferable rights or warrants.

         The Initial Share Price of a Bundled Stock will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the valuation date on which that Bundled Stock's return is calculated.

Reorganization Events

         If a Bundled Stock issuer undergoes a reorganization event in which property other than Bundled Stock--e.g., cash and securities of another issuer--is distributed in respect of that Bundled Stock, then, for purposes of calculating the performance rate of that Bundled Stock, the calculation agent will determine the closing price of that Bundled Stock on the valuation date to equal the value of the cash, securities and other property distributed in respect of one share of that Bundled Stock.

         If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved then the calculation agent will, in its sole discretion, substitute another stock for that Bundled Stock.

         Each of the following is a reorganization event with respect to a Bundled Stock:

         o    the Bundled Stock is reclassified or changed;

         o the Bundled Stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

         o a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

         o the Bundled Stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

         o the Bundled Stock issuer effects a spin-off--that is, issues to all holders of that Bundled Stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

         o the Bundled Stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

         o another entity completes a tender or exchange offer for all of the outstanding stock of the Bundled Stock issuer.

Valuation of Distribution Property

         If a reorganization event occurs with respect to a Bundled Stock, and the calculation agent does not substitute another stock for that Bundled Stock as described in "--Substitution" below, then the calculation agent will determine the applicable closing price on each valuation date so as to equal the value of the property--whether it be cash, securities or other property--distributed in the reorganization event in respect of one share of that Bundled Stock, as that Bundled Stock existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the valuation date on which that Bundled Stock's return is calculated.

         For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of a Bundled Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

         If a reorganization event occurs and the calculation agent adjusts the closing price of a Bundled Stock on a valuation date to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The calculation agent will do so to the same extent that it would make determinations if that Bundled Stock were outstanding and were affected by the same kinds of events.

         For example, if a Bundled Stock issuer merges into another company and each share of that Bundled Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each valuation date the closing price of a share of that Bundled Stock will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in

"--Anti-Dilution Adjustments" or as described above in this "--Reorganization Events" section as if the common shares were that Bundled Stock. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

         When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of a Bundled Stock or in respect of whatever securities whose value determines the closing price on a valuation date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes a Bundled Stock in respect of which the distribution is made.

         If a reorganization event occurs, the distribution property distributed in the event will be substituted for a Bundled Stock as described above. Consequently, in this product prospectus supplement, when we refer to a Bundled Stock, we mean to include any distribution property that is distributed in a reorganization event in respect of that Bundled Stock. Similarly, when we refer to a Bundled Stock issuer, we mean to include any successor entity in a reorganization event.

Substitution

         If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the Bundled Stock upon becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for the Bundled Stock. In such case, the adjustments described above in "--Valuation of Distribution Property" will not apply.

         If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the Bundled Stock. For all purposes, the substitute stock will be deemed to be the Bundled Stock for purposes hereof.

         The calculation agent will determine, in its sole discretion, the Initial Share Price and/or the manner of valuation of the substitute stock. The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Payment of Additional Amounts

         We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("taxes") now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

         However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an "Excluded Holder", in respect of a beneficial owner:

         (i) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

         (ii) which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder's activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

         (iii) which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the "relevant date" in relation to any payments on any note means:

                  (a)      the due date for payment thereof, or

                  (b) if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

         (iv) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

         For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

         We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder's net income or capital.

         For additional information, see the section entitled "Supplemental Discussion of Canadian Tax Consequences".

Default Amount on Acceleration

         If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under "--Default Amount".

         For the purpose of determining whether the holders of our medium-term notes are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities--Modification and Waiver of the Debt Securities" and "--Events of Default".

Default Amount

         The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

         o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

         o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

         During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

         The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

         o    no default quotation is obtained, or

         o every quotation of that kind obtained is objected to within five business days after the due date as described above.

         If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

         In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

         For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

         o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

         o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

         Any payment on or delivery of the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

         As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. The same will apply to any delivery of the Bundled Stocks that would otherwise be due on a day that is not a business day. For your note, however, the term business day may have a different meaning than it does for other Series C medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

Role of Calculation Agent

         The calculation agent will make all determinations regarding the Final Share Price for each Bundled Stock, the exchange rate, anti-dilution adjustments, market disruption events, the default amount and the amount payable on your notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

         Please note that The Bank of New York is currently serving as the calculation agent for the reverse convertible notes. We may change the calculation agent for your notes at any time without notice and The Bank of New York may resign as calculation agent at any time upon 60 days' written notice to Royal Bank of Canada.

Special Calculation Provisions

Business Day

         When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each interest payment date as well as the maturity date for your notes, all as described in this product prospectus supplement.

Trading Day

         When we refer to a trading day with respect to your notes, we mean a day on which the principal securities market for a Bundled Stock is open for trading, unless otherwise specified in the relevant pricing supplement.

Closing Price

         The closing price for any security or ETF on any day will equal the closing sale price or last reported sale price, regular way, for the security or ETF, on a per-share or other unit basis:

         o on the principal national securities exchange on which that security or ETF is listed for trading on that day, or

         o if that security or ETF is not listed on any national securities exchange, on the NASDAQ Global Market System on that day, or

         o if that security or ETF is not quoted on the NASDAQ Global Market System on that day, on any other U.S. national market system that is the primary market for the trading of that security or ETF.

         If that security or ETF is not listed or traded as described above, then the closing price for that security or ETF on any day will be the average, as determined by the calculation agent, of the bid prices for the security or ETF obtained from as many dealers in that security or ETF selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

                       HYPOTHETICAL RETURNS ON YOUR NOTES

         The relevant pricing supplement may include a table or chart showing hypothetical cash principal repayments in respect of non-affected Bundled Stocks and the number of shares of any of the Bundled Stocks that could be delivered in respect of a Bundled Stock or the Cash Delivery Amount in lieu thereof for your notes at maturity, based on a range of hypothetical Final Share Prices and on various key assumptions shown in the relevant pricing supplement.

         Any table or chart showing hypothetical principal repayments, Cash Delivery Amounts and/or Physical Delivery Amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the Bundled Stocks on the valuation date could have on the principal repaid, the Cash Delivery Amounts and/or Physical Delivery Amounts, as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical principal amounts repaid, Cash Delivery Amounts and/or Physical Delivery Amounts listed in the relevant pricing supplement will be entirely hypothetical. They will be based on market prices for the Bundled Stocks that may not be achieved on the relevant valuation date and on assumptions that may prove to be erroneous.

         As calculated in the relevant pricing supplement, the hypothetical principal repayments, Cash Delivery Amounts and/or Physical Delivery Amounts on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical principal repayments, Cash Delivery Amounts and/or Physical Delivery Amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to -- and may be much less than -- the financial return that you might achieve were you to invest in the Bundled Stocks directly. Among other things, the financial return on the Bundled Stocks would not be limited by the principal amount of your notes and could include substantial dividend payments, which you will not receive as an investor in your notes, and an investment in the Bundled Stocks is likely to have tax consequences that are different from an investment in your notes.

         We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under "Additional Risk Factors Specific to Your Notes" above.

--------------------------------------------------------------------------------
We cannot predict the market prices of the Bundled Stocks or, therefore, the Final Share Prices, the principal amounts repayable or the Cash Delivery Amounts -- or the number of shares of the Bundled Stocks of equivalent value that could be delivered -- for your notes. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the principal amount repayable or the Cash Delivery Amounts that will be delivered (or the number of shares of the Bundled Stocks of equal value that will be delivered) in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Bundled Stocks.
--------------------------------------------------------------------------------

                           USE OF PROCEEDS AND HEDGING

         We will use the net proceeds we receive from the sale of the reverse convertible notes for the purposes we describe in the attached prospectus supplement under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

         In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Bundled Stocks and/or listed and/or over-the-counter derivative instruments linked to the Bundled Stocks prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

         o    acquire or dispose of the Bundled Stocks; and/or,

         o acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the price of the Bundled Stocks

         We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

         We or our affiliates may close out our or their hedge on or before the valuation date. That step may involve sales or purchases of any of the Bundled Stocks or over-the-counter derivative instruments linked to any of the Bundled Stocks.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Additional Risk Factors Specific to Your Notes -- Trading and Other Transactions by Royal Bank or its Affiliates in the Bundled Stock, or in Options or Other Derivative Products Limited to the Bundled Stock May Adversely Affect the Market Value of the Notes" and "-- The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest" in this product prospectus supplement for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                              BUNDLED STOCK ISSUERS

         In the relevant pricing supplement, we will provide summary information on the business of the Bundled Stock issuers (for notes linked to Bundled Stocks that are equity securities) or on the ETFs managed by the Bundled Stock issuers (for notes linked to Bundled Stocks that are ETFs) based on their publicly available documents.

Where Information About the Bundled Stock Issuers Can Be Obtained

         For notes linked to Bundled Stocks that are equity securities, the Bundled Stocks will be registered under the United States Securities Exchange Act of 1934, as amended ("Exchange Act"). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission ("SEC") periodically. Such information is filed with the SEC and can be inspected and copied by you at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the Bundled Stock issuer with the SEC electronically is available to the public over the Internet at the SEC's website at http://www.sec.gov. Information filed with the SEC by the Bundled Stock issuers under the Exchange Act can be located by referencing its SEC file number, which will be specified in the relevant pricing supplement. In addition, information about the Bundled Stock issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

         For notes linked to Bundled Stocks that are ETFs, the Bundled Stocks will be investment funds that seek investment results that correspond generally to the price and yield performance, before fees and expenses, and with certain variations for timing mismatches, of an underlying equity securities index. While ETFs track the performance of an index, ETFs also trade as securities on stock exchanges. Examples of ETFs linked to equity security indices (but not necessarily the ETFs that may comprise the Bundled Stocks of your notes) include iShares(R), SPDR and Vanguard ETFs. Information about the ETFs that may comprise the Bundled Stocks of your notes will be provided in the relevant pricing supplement.

We Will Obtain the Information About Bundled Stock Issuers in the Relevant Pricing Supplement from the Bundled Stock Issuers' Public Filings and We Will Neither Participate in the Preparation of Any of Those Documents nor Represent that those Documents Are Accurate or Complete

         The relevant pricing supplement will relate only to your notes and will not relate to the Bundled Stocks or other securities of the Bundled Stock issuers. We will derive all information about Bundled Stock issuers in the relevant pricing supplement from the publicly available documents referred to in the preceding subsection. The Bundled Stock issuers will not be involved with this offering in any way. Consequently, we have no ability to control the actions of the Bundled Stock issuers, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity or, for notes linked to Bundled Stocks that are ETFs, any changes in the policies concerning, among other things, the calculation of the ETFs. The Bundled Stock issuers have no obligation to consider your interest as an investor in the notes in taking any actions that might affect them. We have no ability to control the public disclosure of these actions or any events or circumstances affecting them. Each note is an unsecured debt obligation of Royal Bank of Canada only and is not an obligation of any Bundled Stock issuer. None of the money you pay for your notes will go to a Bundled Stock issuer. Bundled Stock issuers may take actions that will adversely affect the market value of the note.

         We will not participate in the preparation of any of those documents or make any "due diligence" investigation or inquiry with respect to the Bundled Stock issuers in connection with the offering of your notes. We will not make any representation that any publicly available document or any other publicly available information about the Bundled Stock issuers is accurate or complete. Furthermore, we will not know whether all events occurring before the date of the relevant pricing supplement -- including events that would affect the accuracy or completeness of the publicly available documents referred to above, the trading price of the Bundled Stocks and, therefore, the aggregate redemption amount -- have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the Bundled Stock issuers could affect the value you will receive at maturity and, therefore, the market value of your notes.

Neither we nor any of our affiliates will make any representation to you as to the performance of the Bundled Stocks.

         We or any of our affiliates may presently or from time to time engage in business with the Bundled Stock issuers without regard to your interest, including extending loans to, or making equity investments in, the Bundled Stock issuers or providing advisory services to the Bundled Stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about Bundled Stock issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published or in the future may publish research reports with respect to Bundled Stock issuers or, for notes linked to Bundled Stocks that are ETFs, research reports on equity securities included in an index to which the ETFs are linked. Any prospective purchaser of the notes should undertake an independent investigation of the Bundled Stock issuers as in its judgment is appropriate to make an informed decision regarding an investment in the notes.

Historical Trading Price Information

         We may provide historical price information on the Bundled Stocks in the relevant pricing supplement. You should not take any such historical prices of the Bundled Stocks as an indication of their future performance. We cannot give you any assurance that the price of the Bundled Stocks will not decrease, thus preventing you from receiving an amount at maturity equal to the principal amount of your notes.

         Because the aggregate redemption amount on your notes is linked to the closing price of the Bundled Stocks on the valuation date and is to be determined under a formula that caps the rate of return on your notes, the principal of your notes is not protected and the rate of return on your notes may be less than that on the Bundled Stocks over a comparable period. See "Additional Risk Factors Specific to Your Notes -- Your Investment in the Notes May Result in a Loss" above for more information about this risk.

              SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

         Investors should read carefully the description of material Canadian federal income tax considerations relevant to owning debt securities under "Canadian Taxation" in the accompanying prospectus. In the opinion of Ogilvy Renault LLP, Canadian tax counsel to Royal Bank of Canada, interest paid or credited, or deemed for purposes of the Income Tax Act to be paid or credited, on the debt securities will not generally be subject to Canadian non-resident withholding tax in the circumstances set out therein. In the event that a pricing supplement further describes the Canadian federal income tax considerations relevant to owning particular debt securities, the description of the Canadian federal income tax considerations under "Canadian Taxation" in the prospectus will be superseded by the description in the pricing supplement to the extent indicated therein.

           SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

         The following disclosure--including the opinion of Sullivan & Cromwell LLP--has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure, or the disclosure under "Tax Consequences - United States Taxation" in the Prospectus or "Certain Income Tax Consequences - United States Taxation" in the Prospectus Supplement, with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to your note, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. In addition, this tax disclosure assumes the following for all notes issued off of this product supplement: (i) each Bundled Stock will be stock of a U.S. corporation that is traded on a public exchange and is not a "United States real property holding corporation" as such term is defined in the Code); (ii) interest will be paid at least annually and at equal intervals; and (iii) the Interest Payment (as defined in the relevant pricing supplement) will not be below the market rate for non-contingent debt with similar terms of the notes. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

         The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus). It applies only to those United States holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

         The following section is the opinion of Sullivan & Cromwell LLP, counsel to Royal Bank. In addition, it is the opinion of Sullivan & Cromwell LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

         NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN YOUR NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

         The United States federal income tax treatment of your notes will depend on whether (i) the term of your notes exceeds one year, or (ii) the term of your notes will not exceed one year without regard to the effect of an extension in the event of a market disruption event. Accordingly, we set forth a separate subsection for each of the situations described in the previous sentence.

Where the term of your notes exceeds one year

General

         In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your notes as an investment unit consisting of (i) a non-contingent debt instrument issued by us to you (the "Debt Portion") and (ii) a put option with respect to each of the Bundled Stocks written by you and purchased by us (the "Put Options"). The terms of your notes require you and us (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat your notes for all tax purposes as an investment unit consisting of the Debt Portion and Put Options. By purchasing your notes, you agree to these terms.

Treatment as an Investment Unit

         If your notes are properly treated as an investment unit consisting of a Debt Portion and Put Options, it is likely that the Debt Portion of your notes would be treated as having been issued for the principal amount of the notes (if you are an initial purchaser) and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Options. Amounts treated as interest would be included in income in accordance with your regular method of accounting for interest for United States federal income tax purposes. Amounts treated as payment for the Put Options would be deferred and accounted for upon the sale or maturity of the notes, as discussed below. The terms of your notes require you and us to treat the Interest Payment (as defined in the relevant pricing supplement) as payment of interest on the Debt Portion and the Put Options Payment (as defined in the relevant Pricing Supplement) as payment for the Put Options.

         If you were to receive a cash payment of the full principal amount of your notes upon the maturity of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the lapse of the Put Options which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Options and deferred as described in the preceding paragraph.

         If you were to receive any Bundled Stocks or a cash payment upon the maturity of your notes (excluding cash received as a coupon) of less than the full principal amount of your notes, then you would likely be treated as having received (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the cash or stock settlement, depending on whether you received the Cash Settlement Amount or the Physical Delivery Amount, respectively, of one or more Put Options, as described below.

         If you were to receive the Cash Settlement Amount for a Bundled Stock, then you would likely be treated as having paid to us an amount equal to the excess of (i) the principal amount of your notes multiplied by a fraction (the "Pro Rata Ratio") equal to (A) the number of Bundled Stocks over (B) the principal amount of your notes (such amount, the "Single Bundled Stock Principal") over (ii) the Cash Settlement Amount received in order to settle the Put Option in respect of such Bundled Stock. If the aggregate amount paid to you for the Put Option with respect to a single Bundled Stock is greater than the amount you are deemed to have paid to us to settle that Put Option, you will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid to you for the Put Option with respect to a single Bundled Stock is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss in an amount that is equal to such difference. The aggregate amount of premiums deemed paid for a Put Option with respect to a single Bundled Stock will equal the total amount paid for the Put Options multiplied by the Option Ratio(1) for the Bundled Stock to which that Put Option relates (such amount with respect to each Put Option, the "Single Put Option Premiums"). The Option Ratio for each Bundled Stock will be set forth in the applicable pricing supplement.

         If you were to receive the Physical Delivery Amount in respect of a Bundled Stock, you would likely be treated as having purchased such stock for an amount equal to the principal amount of your notes multiplied by the Pro Rata Ratio in connection with our exercise of the Put Option with respect to that Bundled Stock. The United States federal income tax basis of the shares of such stock would equal the Single Bundled Stock Principal less the Single Put Option Premiums received with respect to that Bundled Stock. The holding period in the shares of stock you receive would begin the day you beneficially receive such shares of stock. If you receive cash in lieu of a fractional share of stock, you will be treated as having received such fractional share and then having received cash in exchange for such fractional share. You generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the United States federal income tax basis allocated to such fractional share.

_____________________________________
(1) This amount will be a percentage that is equal to the percentage of the total put premiums paid that is allocable to a particular Bundled Stock.

         Upon the sale of your notes, you would be required to apportion the value of the amount you receive between the Debt Portion and Put Options on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) your adjusted United States federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of your notes if you are an initial purchaser of your notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be long-term capital gain or loss if your holding period is greater than one year. The amount of cash that you receive that is apportioned to the Put Options (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of your notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Options. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Options and the amount of the deemed payment made by you to extinguish the Put Options.

         If you are a secondary purchaser of your notes, you would be required to allocate your purchase price for your notes between the Debt Portion and Put Options based on the respective fair market values of each on the date of purchase. If, however, the portion of your purchase price allocated to the Debt Portion is at a discount from, or is in excess of, the principal amount of your notes, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Market Discount" and "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Debt Securities Purchased at a Premium" with respect to the Debt Portion. The portion of your purchase price that is allocated to the Put Options would likely be offset for tax purposes against amounts you subsequently receive with respect to the Put Options (including amounts received upon a sale of the notes that are attributable to the Put Options), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Options or with respect to the sale of any Bundled Stock you receive upon the exercise of a Put Option. If, however, the portion of your purchase price allocated to the Debt Portion as described above is in excess of your purchase price for your notes, you would likely be treated for tax purposes as having received a payment for the Put Options (which will be deferred as described above) in an amount equal to such excess.

Alternative Characterizations

         There is no judicial or administrative authority discussing how your notes should be treated for United States federal income tax purposes. Therefore, other treatments would also be reasonable and the Internal Revenue Service might assert that treatment other than that described above is more appropriate.

         For example, it is possible that your note could be treated as a single debt instrument subject to the special tax rules governing contingent debt instruments. If your note is so treated, you would be required to accrue interest income over the term of your note based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your note. You would recognize gain or loss upon the sale or maturity of your note in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your note. In general, your adjusted basis in your note would be equal to the amount you paid for your note, increased by the amount of interest you previously accrued with respect to your note. Any gain you recognize upon the sale or maturity of your note would be ordinary income and any loss recognized by you at such time would generally be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your note, and thereafter would be capital loss.

         If your note is treated as a contingent debt instrument and you purchase your note in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your note, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in treasury regulations governing contingent debt instruments. Accordingly, if you purchase your note in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

         Because of the absence of authority regarding the appropriate tax characterization of your note, it is possible that the Internal Revenue Service could seek to characterize your note in a manner that results in tax consequences to you that are different from those described above. For example, it is possible that you may be required to include the entire coupon into income when it is received. It is also possible that your note may be characterized in whole or in part as a notional principal contract. You should consult your tax advisor as to the tax consequences of possible alternative characterizations of your note for U.S. federal income tax purposes.

Where the term of the notes will not exceed one year without regard to the effect of an extension in the event of a market disruption event

General

         In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your notes as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments (as described under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Original Issue Discount -- Short-Term Debt Securities" in the accompanying prospectus) issued by us to you (the "Short-Term Debt Portion") and (ii) Put Options. The terms of your notes require you and us (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat your notes for all tax purposes as an investment unit consisting of the Short-Term Debt Portion and Put Options. By purchasing your notes, you agree to these terms.

Treatment as an Investment Unit

         If your notes are properly treated as an investment unit consisting of a Short-Term Debt Portion and Put Options, it is likely that the Short-Term Debt Portion of your notes would be treated as having been issued for the principal amount of the notes and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Options. Amounts treated as interest would be subject to the rules governing short-term debt instruments (as described under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Original Issue Discount -- Short-Term Debt Securities" in the accompanying prospectus). Amounts treated as payment for the Put Options would be accounted for upon the sale or maturity of the notes, as discussed below. The terms of your notes require you and us to treat the Interest Payment (as defined in the relevant pricing supplement) as payment of interest on the Short-Term Debt Portion and the Put Options Payment (as defined in the relevant pricing supplement) as payment for the Put Options.

         If you were to receive a cash payment of the full principal amount of your notes upon the maturity of your notes, such payment would likely be treated as (i) payment in full of the principal amount of the Short-Term Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the lapse of the Put Options which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Options and deferred as described in the preceding paragraph.

         If you were to receive any Bundled Stocks or a cash payment upon the maturity of your notes (excluding cash received as a coupon) of less than the full principal amount of your notes, then you would likely be treated as having received (i) payment in full of the principal amount of the Short-Term Debt Portion (which would not result in the recognition of gain or loss if you are an initial purchaser of your notes) and (ii) the cash or stock settlement, depending on whether you received the Cash Settlement Amount or the Physical Delivery Amount, respectively, of one or more Put Options, as described below.

         If you were to receive the Cash Settlement Amount for a Bundled Stock, then you would likely be treated as having paid to us an amount equal to the excess of (i) the principal amount of your notes multiplied by the Pro Rata Ratio over (ii) the Cash Settlement Amount received in order to settle the Put Option in respect of such Bundled Stock. If the Single Put Option Premiums you receive with respect to a Put Option are greater than the amount you are deemed to have paid to us to settle such Put Option, you will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the Single Put Option Premiums you receive with respect to a Put Option are less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss in an amount that is equal to such difference.

         If you were to receive the Physical Delivery Amount in respect of a Bundled Stock, you would likely be treated as having purchased such stock for an amount equal to the principal amount of your notes multiplied by the Pro Rata Ratio in connection with our exercise of the Put Option with respect to that Bundled Stock. The United States federal income tax basis of the shares of stock would equal the Single Bundled Stock Principal less the Single Put Option Premiums with respect to that Bundled Stock. The holding period in the shares of stock you receive would begin the day you beneficially receive such shares of stock. If you receive cash in lieu of a fractional share of stock, you will be treated as having received such fractional share and then having received cash in exchange for such fractional share. You generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the United States federal income tax basis allocated to such fractional share.

         Upon the sale of your notes, you would be required to apportion the value of the amount you receive between the Short-Term Debt Portion and Put Options on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Short-Term Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Short-Term Debt Portion and (ii) your adjusted United States federal income tax basis in the Debt Portion. Except to the extent attributable to accrued but unpaid interest with respect to the Short-Term Debt Portion, such gain or loss would be short-term capital gain or loss. If you are a cash basis taxpayer and do not elect to accrue interest currently, your adjusted basis in your notes should generally be the purchase price of your notes. If you are an accrual basis holder, or a cash basis holder that elects to accrue interest on your notes currently, your adjusted basis in your notes should generally be the purchase price of your notes increased by the amount of accrued interest and decreased by any interest that is paid in respect of the Short-Term Debt Portion.

         Upon the sale of your notes, the amount of cash that you receive that is apportioned to the Put Options (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Short-Term Debt Portion on the date of the sale of your notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Options. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Options and the amount of the deemed payment made by you to extinguish the Put Options.

         If you are a secondary purchaser of your notes, you would be required to allocate your purchase price for your notes between the Short-Term Debt Portion and Put Options based on the respective fair market values of each on the date of purchase. If the portion of your purchase price allocated to the Short-Term Debt Portion is in excess of the principal amount of your notes, you may be subject to the amortizable bond premium rules described in the accompanying prospectus under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Debt Securities Purchased at a Premium" with respect to the Short-Term Debt Portion. If the portion of your purchase price allocated to the Short-Term Debt Portion is at a discount from the principal amount of the notes, special market discount rules applicable to short-term debt instruments may apply. You should consult your tax advisor with respect to such rules in such case. The portion of your purchase price that is allocated to the Put Options would likely be offset for tax purposes against amounts you subsequently receive with respect to the Put Options (including amounts received upon a sale of the notes that are attributable to the Put Options), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Options or with respect to the sale of any stock you receive upon the exercise of the Put Options. If, however, the portion of your purchase price allocated to the Short-Term Debt Portion as described above is in excess of your purchase price for your notes, you would likely be treated for tax purposes as having received a payment for the Put Options (which will be deferred as described above) in an amount equal to such excess.

Alternative Characterizations

         There is no judicial or administrative authority discussing how your notes should be treated for United States federal income tax purposes. Therefore, other treatments would also be reasonable and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, it would be reasonable to treat your notes, and the Internal Revenue Service might assert that your notes should be treated, as a single debt instrument as described in "Tax Consequences United States Taxation -- U.S. Holders" in the accompanying prospectus. Pursuant to such characterization, the notes would generally be subject to the rules concerning short-term debt instruments as described under the heading "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Original Issue Discount -- Short-Term Debt Securities" therein. It is also possible that you may be required to include the entire coupon into income when it is received. Further, your note may be characterized in whole or in part as a notional principal contract. In addition, if the term of your notes may exceed one year in the event of a market disruption event, your notes may be treated as notes with a term in excess of one year. In such case, your notes would be subject to the rules described under "Where the term of your notes exceeds one year" above.

Backup Withholding and Information Reporting

         Please see the discussion under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Information Reporting and Backup Withholding" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

         This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the reverse convertible notes.

         The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

         Royal Bank and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively "Plans", and with respect to which Royal Bank or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b)(17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than "adequate consideration" in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the reverse convertible notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the reverse convertible notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the reverse convertible notes, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with the reverse convertible notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the reverse convertible notes and the transactions contemplated with respect to the reverse convertible notes.

--------------------------------------------------------------------------------
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the reverse convertible notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

         With respect to each reverse convertible note to be issued, Royal Bank will agree to sell to RBC Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the principal amount of the note specified, at the price specified under "Proceeds to Royal Bank", in the relevant pricing supplement. RBC Capital Markets Corporation intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBC Capital Markets Corporation, RBC Dain Rauscher Inc. or another of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

         To the extent the underwriter resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This product prospectus supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this product prospectus supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

      Reverse Convertible Notes Linked to a Bundle of Common Stocks and/or
                              Exchange Traded Funds



                                February 1, 2008